As filed with the Securities and Exchange Commission on June 14, 2024

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Agile Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	23-2936302 (I.R.S. Employer Identification Number)

500 College Road East, Suite 310
Princeton, New Jersey 08540
(609) 683-1880
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alfred Altomari
Chief Executive Officer
Agile Therapeutics, Inc.
500 College Road East, Suite 310
Princeton, New Jersey 08540
(609) 683-1880

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Steven M. Cohen Bryan S. Keighery Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, New Jersey 08540 (609) 919-6600

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 14, 2024
Preliminary Prospectus

Agile Therapeutics, Inc.

Up to 7,785,144 shares of Common Stock Issuable Upon Exercise of 7,785,144 Warrants

This prospectus relates to the resale, from time to time, of up to 7,785,144 shares of our common stock par value $0.0001 per share by the selling stockholder, Armistice Capital Master Fund Ltd. (the “Holder”) of Agile Therapeutics, Inc. (the “Company,” “we,” “us” or “our”). These 7,785,144 shares (the “Shares”) consist of: (a) 3,992,572 shares of common stock issuable upon the exercise of a new common stock purchase warrant issued to the Holder on February 26, 2024, at an exercise price of $1.00 per share and with a five-year exercise period (the “Five-Year Warrant”) and (b) 3,792,572 shares of common stock issuable upon the exercise of a common stock purchase warrant issued to Holder on February 26, 2024, at an exercise price of $1.00 per share and with an eighteen-month exercise period (the “Eighteen-Month Warrant”, and together with the Five-Year Warrant, the “Warrants”).

The Warrants were issued pursuant to that certain warrant exercise agreement between the Holder and us, dated as of February 22, 2024 (the “Exercise Agreement”). The Holder is referred to herein as a “Selling Stockholder.” See “Prospectus Summary” for a description of the Exercise Agreement and “Selling Stockholder” for additional information regarding the Selling Stockholder. The prices at which the Selling Stockholder sells the Shares will be determined by the prevailing market price for the Shares or in negotiated transactions.

We are not offering any shares of our common stock for sale under this prospectus. We are registering the offer and resale of the Shares to satisfy contractual obligations owed by us to the Selling Stockholder pursuant to the Exercise Agreement and documents ancillary thereto. Our registration of the Shares covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the Shares. Any of the Shares subject to resale hereunder will have been issued by us and acquired by the Selling Stockholder prior to any resale of such Shares pursuant to this prospectus. No underwriter or other person has been engaged to facilitate the sale of the Shares in this offering. The Selling Stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of the Shares.

We will not receive any proceeds from the resale of the Shares by the Selling Stockholder pursuant to this prospectus. However, we will receive proceeds from the exercise of the Warrants if the Selling Stockholder exercises a Warrant for cash.

The Selling Stockholder, or its respective permitted transferees or other successors-in-interest, may offer the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We provide additional information about how the Selling Stockholder may sell the Shares in the section entitled “Plan of Distribution” on page 12 in this prospectus.

While we will not receive any proceeds from the sale of the Warrant by the Selling Stockholder in the offering described in this prospectus, we may receive up to $1.00 per share upon the cash exercise of the Warrants. Upon the exercise of the Warrants for all 7,785,144 Shares by payment of cash, however, we will receive aggregate gross proceeds of approximately $7.8 million. However, we cannot predict when and in what amounts or if any of the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

Our common stock is quoted on the OTC Markets Group (“OTC”) platform at the open of trading on March 26, 2024 under the symbol “AGRX.”  As of May 21, 2024, our common stock is trading on the OTC-QB market.

Investing in the offered securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference, for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated	, 2024

ABOUT THIS PROSPECTUS

The registration statement we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

We have not, and the Selling Stockholder has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus, the documents incorporated by reference herein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, the documents incorporated by reference herein or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the Selling Stockholder is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “designed,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this prospectus and include statements regarding our current intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned manufacturing and commercialization of Twirla®, the potential market acceptance and uptake of Twirla®, including the level of reimbursement from third-party payors, the development of our other potential product candidates, the attractiveness of our business to potential investors or business partners, the strength and breadth of our intellectual property, our planned clinical studies, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our potential product candidates, the legal and regulatory landscape impacting our business, the degree of clinical utility of our products, particularly in specific patient populations, expectations regarding clinical trial data, our results of operations, financial condition, liquidity, prospects, growth and strategies, including expense reduction strategies, the length of time that we will be able to continue to fund our operating expenses and capital expenditures, our expected financing needs and sources of financing, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods.

In addition, with respect to all our forward looking statements, we claim the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Some of the factors that we believe could cause actual results to differ from those anticipated or predicted include:

•	our available cash and our ability to obtain additional funding to fund our business plan without delay and to continue as a going concern;

•	our ability to pay our obligations as they come due;

•	we are now listed on the OTC-QB market, which could affect the liquidity in trading of our common stock and affect our ability to raise capital

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•	our ability to successfully maintain and enhance the commercialization of and increase the uptake for Twirla, our only approved product;

•	the rate and degree of market acceptance of Twirla by physicians, patients, clinics, institutions, third-party payors and others in the healthcare community;

•	our ability to obtain adequate coverage and reimbursement for Twirla in the United States from private and public third-party payors;

•	the size and growth of the markets for Twirla and our ability to serve those markets;

•	shortages of key materials in the supply chain implicating the manufacture and distribution of Twirla;

•	regulatory and legislative developments in the United States and foreign countries, which could include, among other things, a government shutdown or limiting access to prescription contraceptives;

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•	the growth in demand for Twirla and our ability to manage the levels of Twirla inventory, which could result in our having to write off inventory and our inability to meet the minimum requirements under our supply agreement with Corium Innovations, Inc. (“Corium”);

•	our ability to timely obtain from our third-party manufacturer, Corium, sufficient quantities or quality of Twirla or other materials required for a clinical trial or other tests and studies;

•	the ability of Corium to produce commercial supply in quantities and quality sufficient to satisfy market demand for Twirla;

•	the performance and financial condition of Corium or any of the suppliers;

•	our ability to design and successfully complete a post-marketing long-term, prospective observational safety study comparing risks for venous thromboembolism, or VTE, and arterial thromboembolism, or ATE, in new users of Twirla to new users of oral combined hormonal contraceptives, or CHCs, and new users of Xulane in U.S. women of reproductive age using CHCs and the outcomes of our discussions with the United States Food and Drug Administration, or FDA, regarding the results of our post-marketing commitment, or PMC, to assess the residual drug content of Twirla after use;

•	our ability to maintain regulatory approval of Twirla and the labeling under any approval we obtain;

•	our ability to obtain and maintain intellectual property protection for Twirla and our product candidates;

•	the success and timing of our clinical trials or other studies, including post-marketing studies for Twirla;

•	development of unexpected safety or efficacy concerns related to Twirla;

•	our ability to continue to develop and maintain successful sales and marketing capabilities, including our ability to maintain an effective sales force or failure to build-out and implement an effective health care compliance program;

•	our ability to retain key employees and recruit the additional personnel we will need to support our commercialization plan for Twirla; and

•	our ability to successfully implement our strategy.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any further supplements to our prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock. Unless the context requires otherwise, references in this prospectus to “Agile,” “we,” “us” and “our” refer to Agile Therapeutics, Inc.

Company Overview

We are a women’s healthcare company dedicated to fulfilling the unmet health needs of today’s women. We are committed to innovating in women’s healthcare where there continues to be unmet needs — not only in contraception — but also in other meaningful women’s health therapeutic areas. We are focused on our advancement as a commercial company and the growth of our first and only product, Twirla, a once-weekly prescription combination hormonal contraceptive patch.

Twirla exposes patients to an estrogen dose consistent with commonly prescribed combined hormonal contraceptives, or CHCs, and is lower than the estrogen dose found in other marketed contraceptive patches. We believe there is a market need for a contraceptive patch that is designed to deliver hormonal exposure equivalent to 30 mcg of estrogen and 120 mcg of progestin in a convenient once-weekly dosage form that may support compliance in a noninvasive fashion. Twirla leverages our proprietary transdermal patch technology called Skinfusion®. Skinfusion is designed to allow drug delivery through the skin while promoting patch adhesion and patient comfort and wearability, which may help support compliance.

We are focused on our advancement as a commercial company. Over the course of 2023, we continued to implement our commercialization plan for Twirla, with the goal of establishing a growing position in the hormonal contraceptive market. We believe we can achieve this goal by focusing our growth strategy in the states with the highest Twirla reimbursement potential, which we estimate will allow us to reach approximately 45% of U.S. women between the ages of 18-24. We also believe we can increase uptake of Twirla in the United States by growing our telemedicine presence through new partnerships as well as through our existing partnership with Nurx®,and driving growth in the non-retail channel through our collaboration with Afaxys, which provides us access to some of the largest Planned Parenthood organizations in the country. In addition to growing Twirla, we also plan to continue pursuing opportunities to broaden our portfolio to address areas of unmet medical need in women’s health.

About this Offering

As previously reported, we issued warrants on July 6, 2022 and May 25, 2023, each of which were amended on December 3, 2023 (collectively the “Amended Warrants”) to a certain investor, collectively representing the right to purchase up to an aggregate of 3,892,572 shares of our common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $3.69 per share.

On February 22, 2024, we entered into a warrant exercise agreement (the “Exercise Agreement”) with this certain holder of our Amended Warrants (the “Exercising Holder”) wherein the Exercising Holder agreed to exercise the Amended Warrants for cash, at an exercise price reduced to $1.25 per share (the “Warrant Exercise”). The gross proceeds from the Warrant Exercise were approximately $4.8 million and the transaction closed on February 26, 2024.

In consideration for the Warrant Exercise, we issued new unregistered warrants to purchase shares of Common Stock (the “Warrants”). The Warrants are exercisable for an aggregate of up to 7,785,144 shares of Common Stock, at an exercise price of $1.00 per share and were immediately exercisable upon issuance. 3,992,572 of the Warrants have a term of five years from the issuance date and 3,792,572 of the Warrants have a term of eighteen months from the issuance date. The exercise price of the Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Warrants.

The Warrants were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. We have agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of Common Stock issuable upon exercise of the Warrants. Pursuant to the Exercise Agreement, we agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the U.S. Securities and Exchange Commission (in each case, subject to certain exceptions) until fifteen (15) days after the closing date.

This prospectus includes the resale of the 7,785,144 shares of Common Stock issuable upon exercise of the Warrants.

Corporate Information

Information concerning our business is contained in the documents that we file with the SEC as a reporting company under the Exchange Act, which are accessible at www.sec.gov, and on our website at www.agiletherapeutics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus solely as an inactive textual reference.

Our principal executive offices are located at 500 College Road East, Suite 310, Princeton, New Jersey 08540, and our telephone number is (609) 683-1880.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks described below and those discussed under the Section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequently filed Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, each as filed with the SEC and which are incorporated by reference in this prospectus, together with other information in this prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”

Risks Related to This Offering

The Selling Stockholders may choose to sell the shares at prices below the current market price.

The Selling Stockholders are not restricted as to the prices at which they may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our common stock.

Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus, including the documents incorporated by reference herein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering, and recipients should not rely on this information.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We will not receive any of the proceeds from the sale of the Warrants Shares by the Selling Stockholder pursuant to this prospectus. We may receive up to approximate $7.8 million in aggregate gross proceeds from cash exercises of the Warrants whose underlying shares are covered by this prospectus, based on the per share exercise price of the Warrants, and to the extent that we receive such proceeds, we intend to use the net proceeds from cash exercises of the Warrant for working capital and general corporate purposes. Our management will have broad discretion with respect to the use of such proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of any cash exercise of the Warrants. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

You may experience future dilution as a result of issuance of the Shares, future equity offerings by us and other issuances of our common stock or other securities. In addition, the issuance of the Shares and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

The Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering. If there are significantly more shares of our common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell our common stock. The issuance of the Shares or any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could also adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

In addition, to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share as prior issuances of common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the prices per share. In addition, the exercise price of the Warrant for the Shares may be lessor or greater than the price per share previously paid by certain investors. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the issuance of the Shares and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the shares of common stock covered by this prospectus. All proceeds from the sale of the Shares will be paid directly to the Selling Stockholder. We may receive proceeds upon the cash exercise of the Warrants, however. Assuming full cash exercise of the Warrants, we would receive gross proceeds of approximately $7.8 million. We currently intend to use any net proceeds from Warrant exercises for working capital and other general corporate purposes.

To the extent the resale of the shares of common stock underlying Warrants is registered under the Securities Act and there is a prospectus available for such registered resale, holders of Warrants are required to pay the exercise price for the Warrants in cash. If no such registration statement and prospectus are available, the Warrants may be exercised through cashless exercise, where the holder of the Warrants receives fewer shares upon exercise of its Warrants but does not pay the Company any cash to exercise the Warrants.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of the shares of common stock or shares of preferred stock, does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, see “Where You Can Find More Information” on page 14 of this prospectus.

Common Stock

General

Our Amended and Restated Certificate of Incorporation, as amended, provides the authority to issue 300,000,000 shares of common stock, par value $0.0001 per share. At June 7, 2024, there were 6,856,229 shares of common stock outstanding. Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights, preferences and privileges of the holders of shares of any series of preferred stock that we have issued or may issue in the future.

Voting Rights

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by our stockholders. Our Amended and Restated Certificate of Incorporation does not permit cumulative voting in connection with the election of directors.

Dividends

The holders of our common stock are entitled to dividends, if any, as our Board may declare from time to time from funds legally available for that purpose, subject to the holders of other classes of stock, if any, at the time outstanding having prior rights as to dividends, if any.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of creditors, subject to any prior liquidation distribution rights of holders of other classes of stock, if any, at the time outstanding.

Miscellaneous

Holders of our common stock have no preemptive, conversion, redemption or sinking fund rights. The outstanding shares of our common stock are, and the shares of common stock to be offered hereby when issued will be, validly issued, fully paid and non-assessable.

Trading Market

Our common stock commenced trading on the OTC platform at the open of trading on March 26, 2024 under the symbol “AGRX.” As of May 21, 2024, our common stock is trading on the OTC-QB market.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. whose address is 51 Mercedes Way, Edgewood, New York 11717.

Preferred Stock

Our Amended and Restated Certificate of Incorporation, as amended, authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding as of the date of this prospectus. We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our Board, without further action by our stockholders, shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock.

Delaware Law and Certain Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions

Our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, to be in effect upon completion of this offering contain provisions that could delay or prevent a change of control of our company or changes in our Board that our stockholders might consider favorable. Some of these provisions:

•	Authorize the issuance of preferred stock which can be created and issued by the Board without prior stockholder approval, with rights senior to those of our common stock;

•	Provide for a classified board of directors, with each director serving a staggered three-year term;

•	Prohibit our stockholders from filling board vacancies, calling special stockholder meetings or taking action by written consent;

•	Provide for the removal of a director only with cause and by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of our directors;

•	Require advance written notice of stockholder proposals and director nominations; and

•	Require any action instituted against our officers or directors in connection with their service to the Company to be brought in the state of Delaware.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our Amended and Restated Certificate of Incorporation, as amended, Amended and Restated Bylaws, as amended, and Delaware law could make it more difficult for stockholders or potential acquirors to obtain control of our Board or initiate actions that are opposed by our then-current board of directors, including a merger, tender offer or proxy contest involving our company. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders. Any delay or prevention of a change of control transaction or changes in our Board could cause the market price of our common stock to decline.

Indemnification

Our Amended and Restated Certificate of Incorporation, as amended, contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate, to the extent legally permissible, a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our Amended and Restated Certificate of Incorporation, as amended, contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any stockholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his or her duty of care to us. We believe that these provisions assist us in attracting and retaining qualified individuals to serve as directors.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder will determine at what price they may sell the securities offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices. For more information, see “Plan of Distribution.”

SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholder” refers to the Selling Stockholder named in this prospectus, or certain transferees, assignees or other successors-in-interest that may receive our securities from the Selling Stockholder.

We have prepared this prospectus to allow the Selling Stockholder to sell or otherwise dispose of, from time to time, up to 7,785,144 shares of Common Stock. These 7,785,144 shares of Common Stock consist of: (a) 3,992,572 shares of common stock issuable upon the exercise of the Five-Year Warrant and (b) 3,792,572 shares of common stock issuable upon the exercise of the Eighteen-Month Warrant. Except for the beneficial ownership of our securities, none of the Selling Stockholder nor any persons who have control over the Selling Stockholder have had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the ownership of our shares of common stock by the Selling Stockholder.

The second column lists the number of shares of common stock owned by the Selling Stockholder, based on its ownership of the shares of common stock and securities convertible or exercisable into shares of common stock, as of June 7, 2024, assuming exercise or conversion, as applicable, of the securities exercisable or convertible into shares of common stock held by the Selling Stockholder on that date, if applicable.

The following table provides, as of June 7, 2024, information regarding the Selling Stockholder and the shares of common stock that they may offer and sell from time to time under this prospectus. The percentage of ownership in the table below is based on 6,856,229 shares of common stock outstanding as of June 7, 2024. The table is prepared based on information supplied to us by the Selling Stockholder, and reflects their holdings as of June 7, 2024. Neither the Selling Stockholder nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

	Shares Beneficially Owned Prior to Offering(1)			Maximum Number of Shares to be	Shares Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number		Percentage	Offered	Number	Percentage
Armistice Capital, LLC (3)	360,000	(4)	4.9%	7,785,144	769,000	4.9%

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, the Selling Stockholder named in the table has sole voting and investment power with respect to the common stock shown as beneficially owned by such Selling Stockholder, except as otherwise indicated in the footnotes to the table.

(2)	Assumes the Selling Stockholder sells all of its respective Shares, although the Selling Stockholder is under no obligation to sell any Shares at this time.

(3)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)	Consists of 0 shares of common stock and 8,920,373 shares of common stock issuable upon exercise of warrants held by the Master Fund. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Master Fund from exercising that portion of the warrants that would result in the Master Fund and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

PLAN OF DISTRIBUTION

We are registering up to 7,785,144 shares of Common Stock for possible resale by the Selling Stockholder from time to time. We will not receive any of the proceeds from the resale of the securities by the Selling Stockholder. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholder and any of its respective assignees and other successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

•	facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The Selling Stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder or its respective assignees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholder. The Selling Stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares.

The Selling Stockholder may pledge their shares to their respective brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholder or any other such person. In the event that a Selling Stockholder is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then such Selling Stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the Selling Stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholders can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

LEGAL MATTERS

The validity of the securities being offered in this offering will be passed upon for us by Morgan, Lewis & Bockius LLP, Princeton, New Jersey.

EXPERTS

The financial statements of Agile Therapeutics, Inc. appearing in Agile Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, our independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the financial statements. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-1 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Agile Therapeutics. The address of the SEC website is www.sec.gov.

We maintain a website at www.agiletherapeutics.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-36464. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

1.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 28, 2024 and subsequently amended on April 29, 2024 (the “Form 10-K”);

2.	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 15, 2024;

3.	our Current Reports on Form 8-K or 8-K/A filed with the SEC on February 15, 2024; February 23, 2024; March 14, 2024; March 25, 2024; and May 21, 2024; and

4.	our description of our common stock contained in the registration statement on Form 8-A, filed on May 20, 2014, as updated by Exhibit 4.28 to the Form 10-K, and including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Agile Therapeutics, Inc., Attn: Investor Relations, 500 College Road East, Suite 310, Princeton, New Jersey 08540. Our telephone number is (609) 683-1880.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered (excluding the underwriting discount). Except for the Securities and Exchange Commission registration fee, all amounts are estimates.

Amount Paid or to be Paid
SEC registration fee	$429
Legal fees and expenses	20,000
Accounting fees and expenses	12,000
Transfer agent fees and expenses	8,000
Miscellaneous	9,571
Total	$50,000

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

As permitted by Delaware law, our Amended and Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be not available for liability:

•	for any breach of a duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for any transaction from which the director derived an improper benefit; or

•	for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

Our Amended and Restated Certificate of Incorporation, as amended, also provides that if Delaware law is amended after the approval by our stockholders of the amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.

Our amended and restated bylaws, as amended, further provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. The amended and restated bylaws also authorize us to indemnify any of our employees or agents and permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

In addition, our amended and restated bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, the amended and restated certificate of incorporation and amended and restated bylaws, for expenses such as, among other things, attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person’s services as our director or executive officer or as the director or executive officer of any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We also maintain directors’ and officers’ liability insurance.

The SEC has taken the position that personal liability of directors for violation of the federal securities laws cannot be limited and that indemnification by us for any such violation is unenforceable. The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities we have issued within the past three years that were not registered under the Securities Act:

On December 3, 2023, we entered into a Warrant Amendment and Additional Issuance Agreement (“Warrant Amendment and Additional Issuance Agreement”) relating to the amendment of warrants to purchase shares of our common stock that were issued in transactions on March 14, 2022, April 25, 2022, and May 25, 2023 (collectively, the “Warrants”). Collectively, the Warrants represent the right to purchase approximately 3.8 million shares of our common stock. Under the terms of the Warrant Amendment and Additional Issuance Agreement, the holder agreed to revise provisions related to the use of a Black-Scholes model to value the Warrants in the event of a change of control transaction. The holder also agreed to revise provisions related to the cashless exercise of the Warrants. In exchange for the holder’s agreement to amend the Warrants, we agreed to issue an additional new warrant (the “New 2023 Warrant”) to purchase 1,005,560 shares of our common stock. The New 2023 Warrant has an exercise price of $2.09 per share. The New 2023 Warrant is exercisable six months after issuance and will expire five years from the date that the New 2023 Warrant is initially exercisable. The exercise price of the New Warrant is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the New 2023 Warrant.

On February 22, 2024, we entered into a warrant exercise agreement (the “Exercise Agreement”) with this certain holder of its warrants to purchase shares of Common Stock (the “Exercising Holder”) wherein the Exercising Holder agreed to exercise such warrants for cash, at an exercise price reduced to $1.25 per share (the “Warrant Exercise”). The gross proceeds from the Warrant Exercise were approximately $4.8 million. In consideration for the Warrant Exercise, we issued new unregistered warrants to purchase shares of Common Stock (the “New 2024 Warrants”). The New 2024 Warrants are exercisable for an aggregate of up to 7,785,144 shares of Common Stock, at an exercise price of $1.00 per share and were immediately exercisable upon issuance. 3,992,572 of the New 2024 Warrants have a term of five years from the issuance date and 3,792,572 of the New 2024 Warrants have a term of eighteen months from the issuance date. The exercise price of the New Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the New 2024 Warrants.

Our issuances of the warrants were deemed to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act in that such issuances did not involve a public offering.  The recipient of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. The recipient of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us. No underwriters were involved in these transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit Number

3.1	Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference, Exhibit 3.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed May on 30, 2014.)

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 7, 2022 (Incorporated by reference, Exhibit 3.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on January 10, 2022.)

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on April 26, 2022 (Incorporated by reference, Exhibit 3.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on April 27, 2022.)

3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on April 10, 2023 (Incorporated by reference, Exhibit 3.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on April 10, 2023.)

3.5	Amended and Restated Bylaws of the Registrant (Incorporated by reference, Exhibit 3.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on January 26, 2023.)

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on March 14, 2022 (Incorporated by reference, Exhibit 3.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 15, 2022.)

3.7	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on March 14, 2022 (Incorporated by reference, Exhibit 3.2 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 15, 2022.)

3.8	Certificate of Designation of Preferences, Rights, and Limitations of Series C Preferred Stock filed with the Secretary of State of the State of Delaware on January 26, 2023 (Incorporated by reference, Exhibit 3.2 to Company’s Current Report on Form 8-K, file number 001-36464, filed on January 26, 2023.)

3.9	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on April 10, 2023 (Incorporated by reference, Exhibit 3.1 to Company’s Current Report on Form 8-K file number 001-36464, filed on April 10, 2023.)

4.1	Specimen Certificate evidencing shares of Registrant’s common stock (Incorporated by reference, Exhibit 4.1 to Company’s Third Amendment of Registration Statement on Form S-1, file number 333-194621, filed on May 9, 2014.)

4.2	Amended and Restated Common Stock Purchase Warrant between Agile Therapeutics, Inc. and Perceptive Credit Holdings III, LP, dated as of March 21, 2023 (Incorporated by reference, Exhibit 4.2 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

4.3	Amended and Restated Common Stock Purchase Warrant between Agile Therapeutics, Inc. and Perceptive Credit Holdings III, LP, dated as of March 21, 2023 (Incorporated by reference, Exhibit 4.3 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

4.4	Amended and Restated Common Stock Purchase Warrant between Agile Therapeutics, Inc. and Perceptive Credit Holdings III, LP, dated as of March 21, 2023 (Incorporated by reference, Exhibit 4.4 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

4.5	Form of Warrant (Incorporated by reference, Exhibit 4.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on October 8, 2021.)

4.6	Form of Series A Warrant (Incorporated by reference, Exhibit 4.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 15, 2022.)

4.7	Form of Series B Warrant (Incorporated by reference, Exhibit 4.2 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 15, 2022.)

4.8	Form of Placement Agent Warrant (Incorporated by reference, Exhibit 4.3 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 15, 2022.)

4.9	Form of Series A-1 Warrant (Incorporated by reference, Exhibit 4.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on July 8, 2022.)

4.10	Form of Series A-2 Warrant (Incorporated by reference, Exhibit 4.2 to Company’s Current Report on Form 8-K, file number 001-36464, filed on July 8, 2022.)

4.11	Form of Series B Pre-Funded Warrant (Incorporated by reference, Exhibit 4.3 to Company’s Current Report on Form 8-K, file number 001-36464, filed on July 8, 2022.)

4.12	Form of Placement Agent Warrant (Incorporated by reference, Exhibit 4.4 to Company’s Current Report on Form 8-K, file number 001-36464, filed on July 8, 2022.)

4.13	Description of Capital Stock (Incorporated by reference, Exhibit 4.4 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on February 20, 2020.)

4.14	Form of Series C-1 Warrant (Incorporated by reference, Exhibit 4.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.15	Form of Series C-2 Warrant (Incorporated by reference, Exhibit 4.2 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.16	Form of Series D Pre-funded Warrant (Incorporated by reference, Exhibit 4.3 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.17	Form of Placement Agent Warrant (Incorporated by reference, Exhibit 4.4 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.18	Form of Amended and Restated Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated October 8, 2021(Incorporated by reference, Exhibit 4.5 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.19	Form of Amended and Restated Series A Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated March 14, 2022 (Incorporated by reference, Exhibit 4.6 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.20	Form of Amended and Restated Series A Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated April 25, 2022 (Incorporated by reference, Exhibit 4.7 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.21	Form of Amended and Restated Series A-1 Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated July 6, 2022 (Incorporated by reference, Exhibit 4.8 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.22	Form of Amended and Restated Series A-2 Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated July 6, 2022 (Incorporated by reference, Exhibit 4.9 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.23	Form of Amended and Restated Series B Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated March 14, 2022 (Incorporated by reference, Exhibit 4.10 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.24	Form of New Warrant (Incorporated by reference, Exhibit 4.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on December 4, 2023.)

4.25	Form of New Warrant (Incorporated by reference, Exhibit 4.24 to Company’s Annual Report on Form 10-K/A, file number 001-36464, filed on April 29, 2024.)

4.26	Form of New Warrant (Incorporated by reference, Exhibit 4.2 to Company’s Current Report on Form 8-K, file number 001-36464, filed on February 23, 2024.)

4.27	Form of Placement Agent Warrant (Incorporated by reference, Exhibit 4.3 to Company’s Current Report on Form 8-K, file number 001-36464, filed on February 23, 2024.)

4.28	Amendment to Warrants and Certificate of Adjustment between Agile Therapeutics, Inc. and Perceptive Credit Holdings III, LP, dated as of October 30, 2023 (Incorporated by reference, Exhibit 4.25 to Company’s Registration on Form S-1, file number 333-194621, filed on December 11, 2023.)

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1+	Form of Indemnification Agreement. (Incorporated by reference, Exhibit 10.1 to Company’s Second Amendment of Registration Statement on Form S-1, file number 333-194621, filed on May 5, 2014.)

10.2+	Form of Performance Unit Issuance Agreement (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on January 26, 2018.)

10.3	Lease Agreement, dated August 6, 2021 by and between Agile Therapeutics, Inc. and 500 College Road Venture, LLC (Incorporated by reference, Exhibit 10.1 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on November 2, 2021.)

10.4	Common Stock Sales Agreement dated November 8, 2019 by and between the Registrant and H.C. Wainwright & Co., LLC (Incorporated by reference, Exhibit 1.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on November 8, 2019.)

10.5	Common Stock Sales Agreement dated March 18, 2021, by and between Agile Therapeutics, Inc. and H.C. Wainwright & Co., LLC (Incorporated by reference, Exhibit 1.1 to the Company’s Current Report on Form 8-K, file number 001-036464, filed on March 18, 2021.)

10.6	Common Stock Sales Agreement dated April 27, 2022 by and between Agile Therapeutics, Inc. and H.C. Wainwright & Co., LLC (Incorporated by reference, Exhibit 1.1 to Company’s Current Report on Form 8-K, file number 001-036464, filed on April 27, 2022.)

10.7	Controlled Equity OfferingSM Sales Agreement dated January 10, 2022 by and among Agile Therapeutics, Inc. and Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC (Incorporated by reference, Exhibit 1.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on January 10, 2022.)

10.8	Engagement Agreement, by and between Agile Therapeutics, Inc. and H.C. Wainwright & Co., LLC (Incorporated by reference, Exhibit 10.32 to Company’s Amendment No. 1 to Registration Statement on Form S-1/A, file number 333-264960, filed on June 29, 2022.)

10.9	Amendment to Engagement Agreement, by and between Agile Therapeutics, Inc. and H.C. Wainwright & Co., LLC (Incorporated by reference, Exhibit 10.33 to Company’s Amendment No. 1 to Registration Statement on Form S-1/A, file number 333-264960, filed on June 29, 2022.)

10.10	Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of February 10, 2020 (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on February 12, 2020.)

10.11	Waiver and First Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of February 26, 2021(Incorporated by reference, Exhibit 10.11 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 1, 2021.)

10.12	Waiver and Second Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of January 7, 2022 (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on January 10, 2022.)

10.13	Waiver and Third Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of March 10, 2022 (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 11, 2022.)

10.14	Waiver and Fourth Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of May 11, 2022 (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 12, 2022.)

10.15	Fifth Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, L.P. dated as of July 25, 2022 (Incorporated by reference, Exhibit 10.1 to Company’s Quarterly Report on form 10-Q, file number 001-36464, filed on November 7, 2022.)

10.16	Waiver and Sixth Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of March 21, 2023 (Incorporated by referenced, Exhibit 10.18 to Company Registration on Form S-1, file number 333-271249, filed on April 14, 2023.)

10.17	Seventh Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of October 30, 2023 (Incorporated by reference, Exhibit 10.19 to Company’s Registration on Form S-1, file number 333-194621, filed on December 11, 2023.)

10.18	Eighth Amendment to Credit Agreement and Guaranty, by and among Agile Therapeutics, Inc., the guarantors from time to party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of February 9, 2024 (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on February 15, 2024.)

10.19	Form of Securities Purchase Agreement, dated March 13, 2022, by and between Agile Therapeutics, Inc. and the purchaser signatory thereto (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 15, 2022.)

10.20	Form of Securities Purchase Agreement by and between Agile Therapeutics, Inc. and the purchasers signatory thereto (Incorporated by reference, Exhibit 10.31 to Company’s Amendment No. 1 to Registration Statement on Form S-1/A, file number 333-264960, filed on June 29, 2022.)

10.21	Form of Securities Purchase Agreement, by and between Agile Therapeutics, Inc., and certain purchasers (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on July 8, 2022.)

10.22*	Project Agreement, dated April 30, 2020, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC (Incorporated by reference, Exhibit 10.1 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on August 11, 2020.)

10.23*	First Amendment to Project Agreement, dated June 1, 2020, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC (Incorporated by reference, Exhibit 10.13 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 1, 2021.)

10.24*	Second Amendment to Project Agreement, dated January 1, 2021, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC (Incorporated by reference, Exhibit 10.2 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on November 2, 2021.)

10.25*	Third Amendment to Project Agreement, dated July 1, 2021, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC. (Incorporated by reference, Exhibit 10.3 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on November 2, 2021.)

10.26*	Fourth Amendment to Project Agreement, dated September 1, 2021, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC. (Incorporated by reference, Exhibit 10.24 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 30, 2022.)

10.27*	Fifth Amendment to Project Agreement, dated February 1, 2022, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services LLC (Incorporated by reference, Exhibit 10.5 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on May 12, 2022.)

10.28*	Sixth Amendment to Project Agreement, dated January 3, 2023, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC (Incorporated by reference, Exhibit 10.27 to the Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

10.29*	Seventh Amendment to Project Agreement, dated September 28, 2023, by and between Agile Therapeutics, Inc. and Syneos Health Commercial Services, LLC (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on September 28, 2023.)

10.30*	Master Service Agreement, dated October 11. 2017, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC (Incorporated by reference, Exhibit 10.2 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on August 11, 2020.)

10.31*	First Amendment to Master Service Agreement, dated April 30, 2020, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC (Incorporated by reference, Exhibit 10.3 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on August 11, 2020.)

10.32*	Manufacturing and Commercialization Agreement, dated April 30, 2020, by and between Agile Therapeutics, Inc. and Corium, Inc. (Incorporated by reference, Exhibit 10.4 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on August 11, 2020.)

10.33*	Amendment No. 1 to Manufacturing and Commercialization Agreement, by and between Corium, Inc. and Agile Therapeutics, Inc., dated as of July 25, 2022, and Bill of Sale by Agile Therapeutics, Inc. to Corium Inc., dated as of July 25, 2022 (Incorporated by reference, Exhibit 10.2 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on November 7, 2022.)

10.34*	Amendment No. 2 to Manufacturing and Commercialization Agreement, by and between Corium, Inc. and Agile Therapeutics, Inc., dated as of May 15, 2024.

10.35+	Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan (Incorporated by reference, Appendix A to Registrant’s Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, file number 001-36464, filed on April 25, 2018.)

10.36+	Amended and Restated Employment Agreement, dated November 22, 2022 by and between Agile Therapeutics, Inc. and Alfred Altomari (Incorporated by reference, Exhibit 10.33 to the Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

10.37+	Amended and Restated Employment Agreement, dated November 1, 2022 by and between Agile Therapeutics, Inc. and Geoffrey P. Gilmore (Incorporated by reference, Exhibit 10.34 to the Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

10.38+	Amended and Restated Employment Agreement, dated November 1, 2022 by and between Agile Therapeutics, Inc. and Paul Korner, M.D. (Incorporated by reference, Exhibit 10.35 to the Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

10.39	Form of Securities Purchase Agreement, dated May 22, 2023, by and between Agile Therapeutics, Inc. and certain purchasers (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

10.40	Form of Warrant Amendment Agreement, dated May 22, 2023, by and between Agile Therapeutics, Inc. and certain holders (Incorporated by reference, Exhibit 10.2 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

10.41+	Agile Therapeutics, Inc. 2023 Equity Incentive Plan effective June 8, 2023 (Incorporated by reference, Exhibit 99.1 to the Company’s Registration Statement on Form S-8, file number 333-272576, filed on June 9, 2023.)

10.42+	Employment Agreement, dated August 16, 2023, by and between Agile Therapeutics, Inc. and Scott Coiante (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K/A, file number 001-36464, filed August 22, 2023.)

10.43+	Transition and Separation Agreement, dated August 17, 2023, by and between Agile Therapeutics, Inc. and Jason Butch (Incorporated by reference, Exhibit 10.3 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on November 9, 2023.)

10.44	Form of Warrant Amendment and Additional Issuance Agreement. (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on December 4, 2023.)

10.45	Form of Exercise Agreement (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on February 23, 2024.)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page to the Registration Statement).

107	Filing Fee Table

+	Indicates management contract or compensatory plan or arrangement.

*	Portions of this exhibit have been redacted in accordance with Regulation S-K Item 601(b)(10).

 Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey on June 14, 2024.

Agile Therapeutics, Inc.

By:
/s/ Alfred Altomari
Alfred Altomari
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred Altomari and Scott M. Coiante, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof. This Power of Attorney may be executed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Alfred Altomari		June 14, 2024
Alfred Altomari	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Scott M. Coiante		June 14, 2024
Scott M. Coiante	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Sharon Barbari		June 14, 2024
Sharon Barbari	Director

/s/ Sandra Carson		June 14, 2024
Sandra Carson, M.D., FACOG	Director

/s/ Seth H.Z. Fischer		June 14, 2024
Seth H.Z. Fischer	Director

/s/ John Hubbard		June 14, 2024
John Hubbard, Ph.D.	Director

/s/ Josephine Torrente		June 14, 2024
Josephine Torrente	Director